SYNOVUS FINANCIAL CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNV2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79510-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOVUS FINANCIAL CORP.

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of July 24, 2025 (as amended from time to time, the "merger agreement"), by and among Synovus Financial Corp. ("Synovus"), Pinnacle Financial Partners, Inc. ("Pinnacle"), and Steel Newco Inc. ("Newco"), pursuant to which, on the terms and subject to the conditions thereof, each of Pinnacle and Synovus will simultaneously merge with and into Newco (such mergers, collectively, the "merger").	☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to Synovus' named executive officers in connection with the merger.	☐	☐	☐
3.	To approve the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of Synovus common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com.

V79511-TBD

SYNOVUS FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, I hereby appoint Andrew J. Gregory, Jr. and Allan E. Kamensky as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on September 26, 2025 at the Special Meeting of Stockholders of Synovus Financial Corp. to be held on November 6, 2025 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the Special Meeting of Stockholders of Synovus Financial Corp. other than the matters listed herein. However, if any other matters are properly brought before the Special Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the SPECIAL MEETING and the JOINT PROXY STATEMENT/PROSPECTUS and hereby revoke all Proxies previously given by me for the SPECIAL MEETING.

Continued and to be signed on reverse side